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                                                            Exhibit 10(a)(4)


                         1994 LONG-TERM INCENTIVE PLAN
                                       OF
                          BATTLE MOUNTAIN GOLD COMPANY

                           Restricted Stock Agreement


        1. BATTLE MOUNTAIN GOLD COMPANY (the "Company"), a Nevada corporation, hereby awards to ____________________ ("Participant"), an employee of the Company or one of its subsidiaries, __________ shares of Common Stock, par value $0.10 per share, of the Company (the "Common Stock"), subject to adjustment as provided in Paragraph 14 of the 1994 Long-Term Incentive Plan of Battle Mountain Gold Company (a copy of which, as in effect on the date hereof, is attached as Exhibit 1 hereto), and as the same may hereinafter be amended from time to time (the "Plan"), and further subject to the following terms and conditions:

        2. Award Subject to Long-Term Incentive Plan. This award is issued in accordance with and subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Compensation and Stock Option Committee (the "Committee") and are still in effect on the date hereof. By executing this Agreement, the Participant acknowledges that he has received a copy of, and is familiar with the terms of, the Plan and any such administrative interpretations, which are incorporated herein by reference.

        3. Term. The period from the date of this Agreement through _____________, 19____, shall be the "Restricted Period", which shall not be less than six (6) months nor more than five (5) years. Shares of Common Stock awarded to the Participant may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, except as hereinafter provided, during the Restricted Period. Except for such restrictions on transfer, the Participant as owner of such shares shall have all the rights of a holder of Common Stock, including but not limited to the right to receive all dividends paid on such shares (subject to the provisions of Paragraph 14 of the Plan) and the right to vote such shares.

        4. Conditions.  Participant is subject to the following conditions:

                (a) If a Participant ceases to be an employee of the Company or one of its subsidiaries for any reason other than death, total and permanent disability, or retirement with the Committee's discretionary waiver of the vesting requirements (as provided in (b) below), all shares of Common Stock theretofore awarded to him which are still subject to the restrictions imposed by Paragraph 3 shall be forfeited and returned to the Company upon such termination of employment. Whether or not Participant's termination was for total and permanent disability, as used herein, shall be determined by the Committee in its discretion.

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                (b)   If Participant ceases to be an employee of the Company or
        one of its subsidiaries by reason of his death or disability, the restrictions imposed by Paragraph 3 shall lapse with respect to all shares theretofore awarded to him. If Participant ceases to be an employee of the Company or one of its subsidiaries by reason of his retirement, the Committee in its sole and absolute discretion shall have the right to waive the restrictions imposed by Paragraph 3 so that such restrictions shall lapse with respect to all shares of Common
        Stock theretofore awarded to the Participant as of a date specified by the Committee, which date shall not occur later than the date on which the restrictions imposed by Paragraph 3 otherwise would have lapsed.

                (c) Each certificate issued in respect of shares of Common Stock awarded under the Plan shall be registered in the name of Participant and deposited by him, together with a stock power endorsed in blank, with the Company and shall bear the following legend:

                "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES
                OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE 1994 LONG-TERM INCENTIVE PLAN OF BATTLE MOUNTAIN GOLD COMPANY AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BATTLE MOUNTAIN GOLD COMPANY. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICE OF BATTLE MOUNTAIN GOLD COMPANY, HOUSTON, TEXAS."

                (d) At the expiration of the Restricted Period imposed pursuant to Paragraph 3, the Company shall redeliver to Participant, or his legal representative, the certificates representing the shares of Common Stock deposited with it pursuant to Paragraph 4(c). Such certificates, upon delivery to the Participant, shall no longer bear the legend set forth in Paragraph 4(c).

        5. Change in Control. Notwithstanding any provision of the Plan or this Agreement to the contrary, all restrictions on all shares of Common Stock hereunder granted shall lapse as of the date of a change in control of the Company.

                (a) For purposes of this Paragraph, a "change in control" of the Company shall be deemed to have occurred if:

                        (i) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;





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                        (ii) as a result of, or in connection with, any tender
                offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

                        (iii) the Company is merged or consolidated with
                another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) any party to such merger or consolidation, or (y) any affiliates to any such party;

                        (iv) a tender offer or exchange offer is made and
                consummated for the ownership of securities of the Company representing 30% or more of the combined voting securities; or

                        (v) the Company transfers substantially all of its assets to another corporation that is not a wholly-owned corporation of the Company.

        6. Assignment or Transfer. The Participant's rights under the Plan and hereunder are personal; no assignment or transfer of the Participant's rights under and interest in this Award may be made by the Participant other than by will or by the laws of descent and distribution.

        7. Compliance with Federal Securities Laws. The Company and Participant agree to comply with all applicable federal securities laws in respect of the shares awarded hereunder and the resale, if any, of such shares by Participant.

        8. Withholding Taxes. Participant shall advise the Company within thirty (30) days of the date hereof whether Participant wishes to be taxed at the time of grant or at the time the Restricted Period expires. If Participant elects to be taxed at the time the Restricted Period expires, and provided that Participant has elected, at least thirty (30) days (or such other period as the Committee may prescribe) prior to the expiration of the Restricted Period, that Participant's withholding obligation be satisfied by withholding of shares of Common Stock, and provided further that the Committee (as defined in the Plan) has not taken action prior to the time withholding is required to be effected to withhold its consent to such withholding of shares, the withholding obligation shall be satisfied by withholding of shares of Common Stock from those redelivered to Participant pursuant to Paragraph 4(d), valued based on the fair market value of such shares when the withholding is required to be made. Any





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such election to have shares withheld shall be made in such form and in such manner as the Committee shall prescribe. The Committee may also in its discretion permit a Participant's withholding obligation to be satisfied by delivery to the Company of shares of Common Stock theretofore owned by Participant, subject to such conditions as the Committee may prescribe. If withholding is not to be satisfied by withholding of shares of Common Stock or delivery of shares of Common Stock theretofore owned, the Company shall withhold the amount of applicable taxes from Participant's regular compensation or require the payment to the Company of the amount of taxes required to be withheld.

           Dated:  ___________________________, 1994

                                                BATTLE MOUNTAIN GOLD COMPANY




                                                By ___________________________



This Award has been accepted
as of the above date by the
undersigned, subject to the
terms and provisions of the
Plan and administrative
interpretations thereof referred
to above.


________________________________
Participant





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